EXHIBIT 10.51

Form of Election to
Defer Delivery of Shares Subject to
Restricted Stock Units (RSUs) Award

Pursuant to Section 23(i) of the 2007 Omnibus Incentive Plan (“Plan”) and as permitted by the Compensation Committee thereunder, I hereby elect to defer from the Scheduled Delivery Date,1 the delivery of ___%2 of the shares underlying my [year] RSU Award to the following Elected Delivery Date (check one)3:
___ Separation from Board Service (as defined in the Plan); or
___ On ____/____/____ (after the Scheduled Delivery Date)

In witness whereof, I have executed this Election to Defer Delivery of Shares underlying my [year] RSU Award as indicated above.4

    _____________     _______________
Date        Director's Signature        Director's Printed Name

/1/ The Scheduled Delivery Date is the same as the Vesting Date as defined in the Award Agreement (the first Annual Meeting of Shareholders after the Date of Grant, or as accelerated per the terms of the Award Agreement if earlier).

/2/ Number of shares is not determined until the date of the grant; accordingly only a percentage of total shares may be indicated.

/3/ If you die before your Elected Delivery Date, your death will be the delivery date of your shares. In either case, your shares will be delivered no later than 60 days after the Elected Delivery Date or your death, as applicable. The remaining terms of the Award Agreement, including dividend equivalent accrual, shall apply during the period of deferral.

/4/ An election to defer delivery of shares must be made before the calendar year of grant of RSUs. Therefore, this Election to Defer Delivery of Shares must be made by and becomes irrevocable as of [date], except that you may change your Elected Delivery Date with respect to the shares deferred under this election by filing a new Election to Defer Delivery of Shares form at least 12 months before, and only to defer to a date that is at least five years after, the Elected Delivery Date above.

This signed Election to Defer Delivery of Shares form must be received on or before [time] on [month/day/year] via

•	fax at [number]

•	email at [address] or

•	post at [title and mailstop], Sprint Nextel Corporation 6200 Sprint Parkway, Overland Park, KS 66251